UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2016

NORTHWEST BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34582	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street, Warren, Pennsylvania	16365
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 726-2140

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 28, 2016, Northwest Bank, the wholly-owned subsidiary of Northwest Bancshares, Inc. (the “Company”), entered into a Purchase and Sale Agreement with KeyCorp, First Niagara Financial Group, Inc. (“First Niagara Financial Group”), and First Niagara Financial Group’s wholly-owned subsidiaries, First Niagara Bank, National Association (“First Niagara Bank”) and First Niagara Securities, Inc., that provides for the acquisition by Northwest Bank of 18 bank branches located in Erie and Niagara Counties, New York and certain related assets, and the assumption by Northwest Bank of certain related liabilities (the “Purchase Agreement”).

Pursuant to the Purchase Agreement, Northwest Bank has agreed to assume approximately $1.7 billion in deposits and purchase approximately $511 million in loans associated with the 18 bank branches. Northwest Bank has agreed to pay a deposit premium equal to 4.5% of the balance of assumed deposits.

The transaction is expected to close in the third quarter of 2016, subject to regulatory approval and other customary closing conditions and subject to the closing of the previously announced pending merger between First Niagara Financial Group and KeyCorp. The Purchase Agreement may be terminated upon the termination of the merger agreement governing the merger between First Niagara Financial Group and KeyCorp.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

The Company’s investor presentation, dated April 29, 2016, relating to this transaction is attached as Exhibit 99.1 and is being furnished to the SEC and shall not be deemed “filed” for any purpose.

Item 8.01.	Other Events

On April 28, 2016, the Company issued a press release announcing the execution of the Purchase Agreement, which is filed as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

1.1	Purchase and Sale Agreement by and between KeyCorp (solely with respect to Article XIV and Sections 7.2, 7.3, 7.5, 7.6, 7.8, 8.5, and 12.3), First Niagara Financial Group, Inc., First Niagara Bank, National Association, First Niagara Securities, Inc. (solely with respect to certain matters, as set forth therein) and Northwest Bank, dated April 28, 2016 *

99.1	Investor Presentation dated April 29, 2016

99.2	Press Release dated April 28, 2016

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE: April 28, 2016	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer